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                                                                    EXHIBIT 99.4


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                         SUBSCRIPTION WARRANTS ISSUED BY
                         THE GENERAL CHEMICAL GROUP INC.

      This form is being distributed in connection with the offering by The General Chemical Group Inc. ("GCG") of [__________] newly-issued shares of its common stock (the "Common Stock"), for a subscription price of $[____] per share (the "Subscription Price"), pursuant to subscription rights (the "Rights") distributed by GCG to the holders of record of its Common Stock as of the close of business on [__________], 2001. The Rights are described in the Prospectus, dated [__], 2001 (the "Prospectus"), of GCG and are evidenced by subscription warrants registered in the names of the record holders of Common Stock (or in the name of their nominees).

      A holder of Rights must use this Notice of Guaranteed Delivery form, or one substantially equivalent hereto, if such holder desires to exercise all or a portion of such Rights, but cannot deliver the subscription warrant(s) evidencing the Rights to Mellon Bank, N.A., c/o Mellon Investor Services LLC, the subscription agent for the offering, at or prior to [__________], 2001, at 5:00 p.m. New York City time, unless extended by GCG (the "Expiration Date"). This Notice of Guaranteed Delivery form must be delivered by hand or sent by facsimile transmission or mail to Mellon Bank, N.A., c/o Mellon Investor Services LLC, and must be received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) on or prior to the Expiration Date.

      Whether or not a Notice of Guaranteed Delivery form is used by a holder of Rights, payment of the Subscription Price for each share of Common Stock subscribed for by such holder must be received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) in the manner specified in the Prospectus at or prior to the Expiration Date. Please see the discussion set forth under "The Rights Offering--Procedures to Exercise Rights" in the Prospectus.

      Deliveries to Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) may be made as follows:

                                By hand delivery:        By overnight courier:
         By mail:                 120 Broadway            85 Challenger Road
       P.O. Box 3301               13th Floor               Overpeck Center
South Hackensack, NJ 07606     New York, NY 10271      Ridgefield Park, NJ 07660

                           By facsimile transmission:
                                1 (201) 296-4293

      Your should confirm receipt of all facsimile transmissions by calling 1
(201) 296-4860.

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH, ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.




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Gentlemen:

      The undersigned hereby represents that (i) he or she is the holder of one or more subscription warrants representing ____________________ Rights and (ii) that such subscription warrant(s) cannot be delivered to Mellon Bank, N.A., c/o Mellon Investor Services LLC at or before the Expiration Date. Upon the terms and subject to the conditions set forth in the prospectus for the offering, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (x) the Basic Subscription Privilege to subscribe for one share of Common Stock for each whole Right represented by such Subscription Warrant and
(y) the Oversubscription Privilege relating to each such Right, to the extent that shares of Common Stock are available, for an aggregate of up to ______________ shares of Common Stock. The undersigned understands that payment of $[___] per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $_____________________, either (check appropriate box):

|_| is being delivered to Mellon Bank, N.A., c/o Mellon Investor Services LLC herewith

|_| has been delivered separately to Mellon Bank, N.A., c/o Mellon Investor Services LLC and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

      |_|   wire transfer of funds:

            name of transferor institution: ____________________________________

            date of transfer: __________________________________________________

            confirmation number (if available):_________________________________

      |_| uncertified check (Payment by uncertified check will not be deemed to have been received by Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.) until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date. Please allow at least seven business days for an uncertified check to clear.)

      |_|   certified check or bank draft (cashier's check)

            date of transfer: __________________________________________________

            name of institution check drawn on):________________________________

      |_|   U.S. postal money order, dated _____________________________________

Signature: ________________________________________

Name (please type or print): ________________________________________

Address: _______________________________________________________________________

(Area Code) and Tel. No.: (________)____________________

Subscription Warrant No(s). (if available): ____________________________________




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                              GUARANTY OF DELIVERY

          (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Mellon Investor Services LLC (an affiliate of Mellon Bank, N.A.), guarantees that the undersigned will deliver to Mellon Bank, N.A., c/o Mellon Investor Services LLC the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Authorized Signature: ________________________________________

Name (please type or print): ________________________________________

Name of Firm: ________________________________________

Address: _______________________________________________________________________

(Area Code) and Tel. No.: (________)____________________

Dated: ________________________________________

      The institution which completes this form must communicate the guarantee to Mellon Bank, N.A. (acting through its affiliate Mellon Investor Services LLC) and must deliver the relevant subscription warrant(s) to Mellon Bank, N.A., c/o Mellon Investor Services LLC within the time period shown herein. Failure to do so could result in a financial loss to such institution.